EXHIBIT 5















                             OPINION AND CONSENT OF

                             J. JEFFREY PRESS, ESQ.

                                                  October 9, 1997


Ladies and Gentlemen:

         You have requested my opinion with respect to the securities included in the Company's Registration Statement of Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission in 1997.

         In my role as counsel to the Company, I have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as I deem relevant and necessary for the opinion expressed in this letter. In such examination, I have assumed the genuiness of all signatures on original documents and the conformity to original documents of all copies submitted to me as conformed copies. As to various questions of fact material to such opinion, I have relied upon statements or certificates of officials and representatives of the Company and others.

         The legal opinions expressed herein relate solely to Delaware corporate law. Based upon and subject to the foregoing, I am of the opinion that:

         When the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the securities are issued and distributed as contemplated in the Registration Statement, the securities will constitute legally issued, paid and non-assessable securities of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ J. Jeffrey Press
                                                     --------------------
                                                     J. JEFFREY PRESS, Esq.






JJP/cis